Exhibit 99.1
NEWS RELEASE

Broadcom Trade Press Contact	Broadcom Investor Relations Contact
Bill Blanning	T. Peter Andrew
Vice President, Global Media Relations	Vice President, Corporate Communications
949-926-5555	949-926-5663
blanning@broadcom.com	andrewtp@broadcom.com
Broadcom Reports Third Quarter 2009 Results
Conference Call to be Webcast Today at 1:45 p.m. Pacific Time
IRVINE, Calif. —October 22, 2009 — Broadcom Corporation (Nasdaq: BRCM) today reported unaudited financial results for its third quarter ended September 30, 2009.
Net revenue for the third quarter of 2009 was $1.254 billion. This represents an increase in net revenue of 20.6% compared with the $1.040 billion reported for the second quarter of 2009 and a decrease of 3.4% compared with the $1.298 billion reported for the third quarter of 2008. Net income computed in accordance with U.S. generally accepted accounting principles (GAAP) for the third quarter of 2009 was $84.6 million, or $.16 per share (diluted), compared with GAAP net income of $13.4 million, or $.03 per share (diluted), for the second quarter of 2009, and GAAP net income of $164.9 million, or $.31 per share (diluted), for the third quarter of 2008.
Net revenue for the nine months ended September 30, 2009 was $3.148 billion. This represents a decrease in net revenue of 10.9% from the $3.532 billion reported for the nine months ended September 30, 2008. Net income computed in accordance with GAAP for the nine months ended September 30, 2009 was $6.1 million, or $.01 per share (diluted), compared with GAAP net income of $374.0 million, or $.70 per share (diluted), for the nine months ended September 30, 2008.
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Broadcom Reports Third Quarter 2009 Results

For a discussion of non-recurring transactions and their related accounting impact for all periods presented, see the “Unaudited Supplementary Financial Data” schedule below.
“Broadcom executed well in the third quarter, generating revenue growth of over 20% sequentially for the second quarter in row,” said Scott A. McGregor, Broadcom’s President and Chief Executive Officer. “This strong revenue growth is well above the semiconductor industry growth rate, and was driven by a combination of our target markets continuing to recover, new product ramps and the breadth of Broadcom’s product line.”
“In addition, Broadcom was successful in generating strong sequential gross and operating margin leverage and cash flow from operations in the quarter. The third quarter spending included an unforecasted increase in performance-based compensation, which grew significantly due to Broadcom’s strong operating performance, showing our continued focus on generating positive financial leverage.”
Conference Call Information
As previously announced, Broadcom will conduct a conference call with analysts and investors to discuss its third quarter 2009 financial results and current financial prospects today at 1:45 p.m. Pacific Time (4:45 p.m. Eastern Time). The company will broadcast the conference call via webcast over the Internet. To listen to the webcast, or to view the financial or other statistical information required by Securities and Exchange Commission (SEC) Regulation G, please visit the Investors section of the Broadcom website at www.broadcom.com/investors. The webcast will be recorded and available for replay until 5:00 p.m. Pacific Time, December 2, 2009.
About Broadcom
Broadcom Corporation is a major technology innovator and global leader in semiconductors for wired and wireless communications. Broadcom® products enable the delivery of voice, video, data and multimedia to and throughout the home, the office and the mobile environment. We provide the industry’s broadest portfolio of state-of-the-art
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Broadcom Reports Third Quarter 2009 Results

system-on-a-chip and software solutions to manufacturers of computing and networking equipment, digital entertainment and broadband access products, and mobile devices. These solutions support our core mission: Connecting everything®.
Broadcom, one of the world’s largest fabless semiconductor companies, with 2008 revenue of $4.66 billion, holds more than 3,650 U.S. and 1,450 foreign patents, and has more than 7,750 additional pending patent applications, and one of the broadest intellectual property portfolios addressing both wired and wireless transmission of voice, video, data and multimedia.
A FORTUNE 500® company, Broadcom is headquartered in Irvine, Calif., and has offices and research facilities in North America, Asia and Europe. Broadcom may be contacted at +1.949.926.5000 or at www.broadcom.com.
Cautions regarding Forward Looking Statements:
All statements included or incorporated by reference in this release and the related conference call for analysts and investors, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our business and industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. Examples of such forward-looking statements include, but are not limited to, guidance provided on future revenue, gross product margin and operating expense targets for the fourth quarter of 2009. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.
These risks and uncertainties include, but are not limited to:
•	general economic and political conditions and specific conditions in the markets we address, including the continuing volatility in the technology sector and semiconductor industry, the recent global economic recession, trends in the broadband communications markets in various geographic regions, including seasonality in sales of consumer electronic products into which our products are incorporated, and possible disruption in commercial activities related to terrorist
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Broadcom Reports Third Quarter 2009 Results

activity or armed conflict;

•	the timing, rescheduling or cancellation of significant customer orders and our ability, as well as the ability of our customers, to manage inventory;

•	our ability to adjust our operations in response to changes in demand for our existing products and services or demand for new products requested by our customers;

•	the effectiveness of our expense and product cost control and reduction efforts;

•	our ability to specify, develop or acquire, complete, introduce, market and transition to volume production new products and technologies in a cost-effective and timely manner;

•	risks and uncertainties resulting from Broadcom’s equity award review, including pending and potential new claims and proceedings related to such matters, such as shareholder litigation and any action by the SEC, U.S. Attorney’s Office or other governmental agency that has resulted in, and could result in further, civil or criminal sanctions against the company and/or certain of our current or former officers, directors or employees, or other actions taken or required as a result of the review, and the extent to which we are able to receive reimbursement of our expenses related to such litigation and actions through our directors’ and officers’ liability insurance carriers. In the event that the company’s coverage under these policies is reduced or denied or if the proposed partial settlement of the federal derivative litigation does not receive final court approval, our financial exposure would be increased;

•	the risks inherent in acquisitions of technologies and businesses, including the timing and successful completion of technology and product development through volume production, integration issues, potential contractual, intellectual property or employment issues, the risk that anticipated benefits of an acquisition may not be realized, and accounting treatment and charges;

•	changes in current or future laws or the imposition of new laws or regulations, including new or changed tax regulations, or changes in the interpretation or enforcement of those laws or regulations;

•	our dependence on a few significant customers for a substantial portion of our revenue;

•	intellectual property disputes and customer indemnification claims and other types of litigation risk;

•	the quality of our products and any potential remediation costs;
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Broadcom Reports Third Quarter 2009 Results

•	our ability to retain, recruit and hire key executives, technical personnel and other employees in the positions and numbers, with the experience and capabilities, and at the compensation levels needed to implement our business and product plans;

•	the availability and pricing of third party semiconductor foundry, assembly and test capacity and raw materials;

•	fluctuations in the manufacturing yields of our third party semiconductor foundries and other problems or delays in the fabrication, assembly, testing or delivery of our products

•	the rate at which our present and future customers and end-users adopt Broadcom’s technologies and products in our target markets;

•	competitive pressures and other factors such as the qualification, availability and pricing of competing products and technologies and the resulting effects on sales and pricing of our products;

•	changes in our product or customer mix;

•	the risks and uncertainties associated with our international operations;

•	our ability to timely and accurately predict market requirements and evolving industry standards and to identify opportunities in new markets;

•	the volume of our product sales and pricing concessions on volume sales;

•	problems, costs or delays that we may face in shifting our products to smaller geometry process technologies and in achieving higher levels of design integration;

•	the risks of producing products with new suppliers and at new fabrication and assembly and test facilities;

•	delays in the adoption and acceptance of industry standards in our target markets;

•	the timing of customer-industry qualification and certification of our products and the risks of non-qualification or non-certification; and

•	the level of orders received that can be shipped in a fiscal quarter.
Our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release and the related conference call for analysts and investors speak only as of the date they are made. We undertake no
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Broadcom Reports Third Quarter 2009 Results

obligation to revise or update publicly any forward-looking statement, except as required by law.
Broadcom®, the pulse logo, Connecting everything®, and the Connecting everything logo are among the trademarks of Broadcom Corporation and/or its affiliates in the United States, certain other countries and/or the EU. Any other trademarks or trade names mentioned are the property of their respective owners.
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Broadcom Reports Third Quarter 2009 Results

BROADCOM CORPORATION
Unaudited Condensed Consolidated Statements of Income
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Product revenue	$1,194,745	$1,254,083	$2,989,292	$3,409,051
Licensing revenue	59,452	44,392	158,285	122,565

Total net revenue	1,254,197	1,298,475	3,147,577	3,531,616
Operating costs and expenses:
Cost of product revenue	615,349	619,459	1,580,300	1,655,218
Research and development	391,170	379,279	1,138,664	1,115,002
Selling, general and administrative	142,480	141,941	394,938	395,904
Amortization of purchased intangible assets	4,159	183	12,457	550
In-process research and development	—	—	—	10,900
Impairment of long-lived assets	7,634	250	18,895	2,150
Restructuring costs (reversals)	4,772	—	12,330	(1,000)
Settlement costs (gains)	—	—	(57,256)	15,810
Charitable contribution	—	—	50,000	—

Total operating costs and expenses	1,165,564	1,141,112	3,150,328	3,194,534

Income (loss) from operations	88,633	157,363	(2,751)	337,082
Interest income, net	2,978	12,451	11,362	44,983
Other income (expense), net	(178)	(3,720)	2,487	(2,987)

Income before income taxes	91,433	166,094	11,098	379,078
Provision for income taxes	6,837	1,188	5,041	5,069

Net income	$84,596	$164,906	$6,057	$374,009

Net income per share (basic)	$.17	$.32	$.01	$.72

Net income per share (diluted)	$.16	$.31	$.01	$.70

Weighted average shares (basic)	495,491	509,041	493,599	517,418

Weighted average shares (diluted)	521,443	523,759	508,559	531,187

      The following table presents details of total stock-based compensation expense included in each functional line item in the unaudited condensed consolidated statements of income above:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Cost of product revenue	$6,579	$6,652	$18,584	$18,354
Research and development	90,829	93,334	266,698	262,043
Selling, general and administrative	31,290	33,328	89,817	93,661
     Certain prior period amounts in the unaudited condensed consolidated statements of income have been reclassified to conform with the current period presentation of product and licensing revenue.
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Broadcom Reports Third Quarter 2009 Results

BROADCOM CORPORATION
Unaudited Condensed Consolidated Statements of Cash Flows
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Operating activities
Net income	$84,596	$164,906	$6,057	$374,009
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,273	19,351	47,314	55,770
Stock-based compensation expense:
Stock options and other awards	40,904	53,684	126,461	168,891
Restricted stock units	87,794	79,630	248,638	205,167
Acquisition-related items:
Amortization of purchased intangible assets	8,035	4,118	24,558	12,354
In-process research and development	—	—	—	10,900
Impairment of long-lived assets	7,634	250	18,895	2,150
Loss on strategic investment, net	—	2,506	—	4,266
Non-cash restructuring costs	808	—	3,471	—
Loss (gain) on sale of marketable securities	—	1,781	(1,046)	1,781
Changes in operating assets and liabilities:
Accounts receivable	(97,541)	(21,183)	(169,276)	(131,998)
Inventory	(27,918)	(66,259)	58,890	(91,292)
Prepaid expenses and other assets	27,758	(20,387)	19,972	(1,629)
Accounts payable	32,764	23,503	112,525	147,332
Deferred revenue	(19,944)	1,618	80,822	(8,962)
Other accrued and long-term liabilities	80,301	42,712	77,684	24,719

Net cash provided by operating activities	236,464	286,230	654,965	773,458

Investing activities
Net purchases of property and equipment	(22,480)	(16,084)	(48,774)	(65,151)
Net cash received from (paid for) acquired companies	(1,297)	(57)	842	(29,795)
Purchases of strategic investments	(2,000)	—	(2,000)	(355)
Purchases of marketable securities	(546,922)	(771,993)	(1,057,972)	(1,110,514)
Proceeds from sales and maturities of marketable securities	315,532	291,424	737,377	512,022

Net cash used in investing activities	(257,167)	(496,710)	(370,527)	(693,793)

Financing activities
Repurchases of Class A common stock	(168,083)	(23,912)	(206,517)	(859,775)
Proceeds from issuance of common stock	53,535	23,968	137,229	114,582
Minimum tax withholding paid on behalf of employees for restricted stock units	(26,046)	(19,433)	(60,574)	(45,186)

Net cash used in financing activities	(140,594)	(19,377)	(129,862)	(790,379)

Increase (decrease) in cash and cash equivalents	(161,297)	(229,857)	154,576	(710,714)
Cash and cash equivalents at beginning of period	1,506,518	1,705,715	1,190,645	2,186,572

Cash and cash equivalents at end of period	$1,345,221	$1,475,858	$1,345,221	$1,475,858

UNAUDITED SUPPLEMENTAL FINANCIAL INFORMATION

	September 30,	June 30,	December 31,
	2009	2009	2008
		(In thousands)
Cash and cash equivalents	$1,345,221	$1,506,518	$1,190,645
Short-term marketable securities	561,287	700,585	707,477
Long-term marketable securities	470,643	92,699	—

Total cash, cash equivalents and marketable securities	$2,377,151	$2,299,802	$1,898,122

Increase from prior period end	$77,349

Increase from prior year end	$479,029

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Broadcom Reports Third Quarter 2009 Results

BROADCOM CORPORATION
Unaudited Condensed Consolidated Balance Sheets
(In thousands)

	September 30,	December 31,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$1,345,221	$1,190,645
Short-term marketable securities	561,287	707,477
Accounts receivable, net	541,587	372,311
Inventory	307,216	366,106
Prepaid expenses and other current assets	95,296	114,674

Total current assets	2,850,607	2,751,213
Property and equipment, net	228,621	234,691
Long-term marketable securities	470,643	—
Goodwill	1,277,951	1,279,243
Purchased intangible assets, net	21,324	61,958
Other assets	67,019	66,160

Total assets	$4,916,165	$4,393,265

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$423,199	$310,487
Wages and related benefits	182,394	157,758
Deferred revenue	96,421	12,338
Accrued liabilities	301,371	236,520

Total current liabilities	1,003,385	717,103
Long-term deferred revenue	637	3,898
Other long-term liabilities	62,688	65,197
Commitments and contingencies
Shareholders’ equity	3,849,455	3,607,067

Total liabilities and shareholders’ equity	$4,916,165	$4,393,265

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Broadcom Reports Third Quarter 2009 Results

BROADCOM CORPORATION
Unaudited Supplementary Financial Data
(In thousands)
     The following table presents details of supplementary financial data included in each functional line item in the unaudited condensed consolidated statements of income:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Cost of product revenue:
Stock-based compensation	$6,579	$6,652	$18,584	$18,354
Amortization of purchased intangible assets	3,876	3,935	12,101	11,804

Research and development:
Stock-based compensation	90,829	93,334	266,698	262,043

Selling, general and administrative:
Stock-based compensation	31,290	33,328	89,817	93,661

Other operating expense:
Amortization of purchased intangible assets	4,159	183	12,457	550
In-process research and development (1)	—	—	—	10,900
Impairment of long-lived assets (2)	7,634	250	18,895	2,150
Restructuring costs (reversals) (3)	4,772	—	12,330	(1,000)
Settlement costs (gains) (4)	—	—	(57,256)	15,810
Charitable contribution (5)	—	—	50,000	—

Other:
Employer payroll tax expense on certain stock option exercises	1,625	1,532	3,566	3,631
Loss on strategic investments, net	—	2,506	—	4,266
Non-operating gains	27	(193)	13	(193)

(1)	Recorded in connection with the company’s acquisition of Sunext Design, Inc. in the nine months ended September 30, 2008.

(2)	Long-lived asset impairment charges of $11.3 million and $7.6 million related to the company’s acquisition of the digital television business of AMD, Inc. were recorded in the three months ended June 30, 2009 and September 30, 2009, respectively.

(3)	Recorded in connection with the company’s restructuring plans announced or implemented in the nine months ended September 30, 2009, as well as a restructuring cost reversal of a prior restructuring plan in the nine months ended September 30, 2008.

(4)	Recorded a $65.3 million gain on settlement in connection with the QUALCOMM litigation, offset in part by estimated additional settlement costs of $6.9 million related to certain employment tax items and an additional $1.2 million related to patent infringement claims in the nine months ended September 30, 2009. Recorded settlement costs of $15.8 million, of which $12.0 million related to Broadcom’s settlement with the Securities and Exchange Commission and $3.8 million related to a patent infringement claims settled in the nine months ended September 30, 2008.

(5)	Recorded in connection with an accrued $50.0 million charitable contribution to the recently established Broadcom Foundation in the nine months ended September 30, 2009.
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BROADCOM CORPORATION
Unaudited Supplementary Financial Data
(In thousands)

	Three Months Ended
	September 30, 2009	September 30, 2008	June 30, 2009
Product revenue	$1,194,745	$1,254,083	$966,317
Licensing revenue	59,452	44,392	73,627

Total net revenue	$1,254,197	$1,298,475	$1,039,944

Cost of product revenue	$615,349	$619,459	$518,674

Product gross margin(1)	48.5%	50.6%	46.3%

Total gross margin	50.9%	52.3%	50.1%

(1)	Product gross margin in the three months ended September 30, 2008 has been adjusted from 50.9% to 50.6% to conform with the current period presentation of product and licensing revenue.
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BROADCOM CORPORATION
Guidance for the Three Months Ending December 31, 2009

Three Months
Ending December 31, 2009
Total net revenue	Flat from Q3

Product gross margin	Increase by around 20 – 50 basis points from Q3

Research and development and selling, general and administrative expenses (including stock-based compensation)	Up ~$20 million from Q3
Broadcom has based the preceding guidance for the three months ending December 31, 2009 on expectations, assumptions and estimates that we believe are reasonable given our assessment of historical trends and other information reasonably available as of October 22, 2009. Our guidance consists of predictions only, however, and is subject to a wide range of known and unknown business risks and uncertainties, many of which are beyond our control. The forecasts and projections contained in the table above should not be regarded as representations by Broadcom that the estimated results will be achieved. Projections and estimates are necessarily speculative in nature and actual results may vary materially from the guidance we provide today.
The guidance set forth in the table above should be read together with the information under the caption, “Cautions regarding Forward Looking Statements” above, our Annual Report on Form 10-K for the year ended December 31, 2008, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and our other Securities and Exchange Commission filings. We undertake no obligation to publicly update or revise any forward-looking statements, including the guidance set forth herein.
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